EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Marani Brands, Inc. (“Marani”), on Form 10-KSB for the year ended June 30, 2008, as filed with the Securities and Exchange Commission (the "Report"), Ani Kevorkian, Chief Financial Officer of Marani, does hereby certify, pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that to her knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: October 13, 2008

By:	/s/ Ani Kevorkian
Ani Kevorkian
Chief Financial Officer